Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending December 31, 2008 and 2007

	4th Quarter
(in thousands, except per share data)	2008	2007	Change
Operating Revenues
Oil and gas operations	$209,704	$219,780	$(10,076)
Natural gas distribution	166,089	131,675	34,414

Total operating revenues	375,793	351,455	24,338

Operating Expenses
Cost of gas	98,615	65,845	32,770
Operations & maintenance	86,613	82,432	4,181
Depreciation, depletion and amortization	54,772	43,193	11,579
Taxes, other than income taxes	15,566	24,661	(9,095)
Accretion expense	1,109	1,027	82

Total operating expenses	256,675	217,158	39,517

Operating Income	119,118	134,297	(15,179)

Other Income (Expense)
Interest expense	(10,282)	(11,445)	1,163
Other income	430	272	158
Other expense	(3,957)	(333)	(3,624)

Total other expense	(13,809)	(11,506)	(2,303)

Income From Continuing Operations Before Income Taxes	105,309	122,791	(17,482)
Income tax expense	40,024	43,377	(3,353)

Income from Continuing Operations	65,285	79,414	(14,129)

Discontinued Operations, Net of Taxes
Income from discontinued operations	—	—	—
Gain on disposal of discontinued operations	—	—	—

Income from Discontinued Operations	—	—	—

Net Income	$65,285	$79,414	$(14,129)

Diluted Earnings Per Average Common Share
Continuing operations	$0.91	$1.10	$(0.19)
Discontinued operations	—	—	—

Net Income	$0.91	$1.10	$(0.19)

Basic Earnings Per Average Common Share
Continuing operations	$0.91	$1.11	$(0.20)
Discontinued operations	—	—	—

Net Income	$0.91	$1.11	$(0.20)

Diluted Avg. Common Shares Outstanding	71,909	72,352	(443)

Basic Avg. Common Shares Outstanding	71,592	71,667	(75)

Dividends Per Common Share	$0.12	$0.115	$0.005

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 12 months ending December 31, 2008 and 2007

	Year-to-date
(in thousands, except per share data)	2008	2007	Change
Operating Revenues
Oil and gas operations	$914,132	$825,592	$88,540
Natural gas distribution	654,778	609,468	45,310

Total operating revenues	1,568,910	1,435,060	133,850

Operating Expenses
Cost of gas	351,774	318,429	33,345
Operations & maintenance	354,760	333,443	21,317
Depreciation, depletion and amortization	188,413	161,377	27,036
Taxes, other than income taxes	107,605	95,831	11,774
Accretion expense	4,290	3,948	342

Total operating expenses	1,006,842	913,028	93,814

Operating Income	562,068	522,032	40,036

Other Income (Expense)
Interest expense	(41,981)	(47,100)	5,119
Other income	1,885	2,668	(783)
Other expense	(7,014)	(959)	(6,055)

Total other expense	(47,110)	(45,391)	(1,719)

Income From Continuing Operations Before Income Taxes	514,958	476,641	38,317
Income tax expense	193,043	167,429	25,614

Income from Continuing Operations	321,915	309,212	12,703

Discontinued Operations, Net of Taxes
Income from discontinued operations	—	3	(3)
Gain on disposal of discontinued operations	—	18	(18)

Income from Discontinued Operations	—	21	(21)

Net Income	$321,915	$309,233	$12,682

Diluted Earnings Per Average Common Share
Continuing operations	$4.47	$4.28	$0.19
Discontinued operations	—	—	—

Net Income	$4.47	$4.28	$0.19

Basic Earnings Per Average Common Share
Continuing operations	$4.50	$4.32	$0.18
Discontinued operations	—	—	—

Net Income	$4.50	$4.32	$0.18

Diluted Avg. Common Shares Outstanding	72,030	72,181	(151)

Basic Avg. Common Shares Outstanding	71,601	71,592	9

Dividends Per Common Share	$0.48	$0.46	$0.02

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending December 31, 2008 and 2007

	4th Quarter
(in thousands, except sales price data)	2008	2007	Change
Oil and Gas Operations
Operating revenues from continuing operations
Natural gas	$124,830	$127,970	$(3,140)
Oil	71,506	70,109	1,397
Natural gas liquids	12,301	19,547	(7,246)
Other	1,067	2,154	(1,087)

Total	$209,704	$219,780	$(10,076)

Production volumes from continuing operations
Natural gas (MMcf)	17,492	16,568	924
Oil (MBbl)	1,109	981	128
Natural gas liquids (MMgal)	18.0	19.6	(1.6)
Production volumes from continuing ops. (MMcfe)	26,715	25,256	1,459
Total production volumes (MMcfe)	26,715	25,256	1,459
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$7.14	$7.72	$(0.58)
Oil (barrel)	$64.48	$71.48	$(7.00)
Natural gas liquids (gallon)	$0.68	$1.00	$(0.32)
Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$45,500	$35,044	$10,456
Production taxes	3,813	15,230	(11,417)

Total	$49,313	$50,274	$(961)

Depreciation, depletion and amortization	$42,299	$31,158	$11,141
General and administrative expense	$7,166	$14,203	$(7,037)
Capital expenditures	$154,064	$124,701	$29,363
Exploration expense	$5,081	$1,223	$3,858
Operating income	$104,736	$121,895	$(17,159)

Natural Gas Distribution
Operating revenues
Residential	$106,647	$81,980	$24,667
Commercial and industrial	44,715	34,625	10,090
Transportation	13,291	12,746	545
Other	1,436	2,324	(888)

Total	$166,089	$131,675	$34,414

Gas delivery volumes (MMcf)
Residential	5,385	4,362	1,023
Commercial and industrial	2,585	2,220	365
Transportation	10,522	13,051	(2,529)

Total	18,492	19,633	(1,141)

Other data
Depreciation and amortization	$12,473	$12,035	$438
Capital expenditures	$18,365	$13,266	$5,099
Operating income	$14,831	$13,008	$1,823

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 12 months ending December 31, 2008 and 2007

	Year-to-date
(in thousands, except sales price data)	2008	2007	Change
Oil and Gas Operations
Operating revenues from continuing operations
Natural gas	$536,283	$499,406	$36,877
Oil	292,908	251,497	41,411
Natural gas liquids	68,216	68,623	(407)
Other	16,725	6,066	10,659

Total	$914,132	$825,592	$88,540

Production volumes from continuing operations
Natural gas (MMcf)	67,573	64,300	3,273
Oil (MBbl)	4,114	3,879	235
Natural gas liquids (MMgal)	70.7	77.2	(6.5)
Production volumes from continuing ops. (MMcfe)	102,354	98,606	3,748
Total production volumes (MMcfe)	102,354	98,605	3,749
Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$7.94	$7.77	$0.17
Oil (barrel)	$71.20	$64.83	$6.37
Natural gas liquids (gallon)	$0.96	$0.89	$0.07
Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$174,127	$148,280	$25,847
Production taxes	62,552	53,798	8,754

Total	$236,679	$202,078	$34,601

Depreciation, depletion and amortization	$139,539	$114,241	$25,298
General and administrative expense	$41,740	$50,864	$(9,124)
Capital expenditures	$449,571	$379,496	$70,075
Exploration expense	$9,296	$2,894	$6,402
Operating income	$482,588	$451,567	$31,021

Natural Gas Distribution
Operating revenues
Residential	$408,280	$388,291	$19,989
Commercial and industrial	177,719	164,903	12,816
Transportation	51,116	49,255	1,861
Other	17,663	7,019	10,644

Total	$654,778	$609,468	$45,310

Gas delivery volumes (MMcf)
Residential	21,632	20,665	967
Commercial and industrial	10,934	10,593	341
Transportation	46,789	51,448	(4,659)

Total	79,355	82,706	(3,351)

Other data
Depreciation and amortization	$48,874	$47,136	$1,738
Capital expenditures	$63,320	$58,862	$4,458
Operating income	$81,956	$72,742	$9,214